EXHIBIT 99.1

Steelcase Inc. to Webcast Presentation at Raymond James Investor Conference and Fourth Quarter Conference Call

GRAND RAPIDS, Mich., Feb. 26, 2014 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) announces that David Sylvester, Senior Vice President, Chief Financial Officer and Raj Mehan, Director, Investor Relations and Assistant Treasurer, will be presenting at the Raymond James Institutional Investors Conference on Wednesday, March 5. 2014. The presentation is scheduled for approximately 11:35 a.m. ET and will be webcast. Links to the webcast and presentation slides will be available at http://ir.steelcase.com.

Steelcase will webcast a discussion of its fourth quarter and fiscal year 2014 financial results on Wednesday, March 26, 2014 at 11:00 a.m. ET. Links to the webcast will be available at http://ir.steelcase.com and a replay of the webcast will be available shortly after the call concludes.

The news release detailing the financial results will be issued the previous day, March 25, 2014, after the market closes. Links to supporting presentation slides will be available at http://ir.steelcase.com subsequent to the release of earnings.

About Steelcase Inc.

For over 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations – wherever work happens. Steelcase and our family of brands – including Steelcase®, Coalesse®, Designtex®, Details®, Nurture®, PolyVision®, and Turnstone® – offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic, and environmental sustainability. We are globally accessible through a network of channels, including approximately 670 dealers. Steelcase is a global, industry-leading and publicly traded company with fiscal 2013 revenue of $2.9 billion.

CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 247-2200

         Media Contact:
         Laura VanSlyke
         Corporate Communications
         (616) 247-2747